SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  September 17, 2002


                            PAYSTAR CORPORATION
            (Exact Name of Registrant as Specified in Charter)


NEVADA                             000-32197           86-0885565
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)


1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA           95240
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:  (209) 339-0484


Items 5.  OTHER EVENTS

     On September 17, 2002, the board of directors elected Barbara Thomas as Vice-President of Operations. Set forth below is certain biographical information regarding Ms. Thomas:

     BARBARA THOMAS has been employed on a full-time basis by PayStar Corporation since January 1, 2000. During her employment she has managed customer service, data entry, and group operations on our CTMs, payphones, and prepaid services. From September 1, 1999, through December 31, 1999, she was employed by NetVoice Technologies, Inc., a telecommunications company, where she managed long distance billing and the customer service center. From July 1, 1996 to August 31, 1999, she was employed as customer service manager by Quantum Network Services, Inc., an telecommunications company controlled by William D. Yotty, our president and a director, and by Clifford Goehring, one of our directors. Ms. Thomas is 50 years old.

     The following table sets forth certain information derived from filings made pursuant to Section 16(a) of the Exchange Act by the named person concerning the ownership of our common stock as of September 17, 2002:

                              Amount and Nature
                              of Beneficial
Name of Beneficial Owner      Ownership           Percent of Class

Barbara Thomas                240,000(1)          Less than 1%

     (1) Ms. Thomas holds options to purchase 70,000 shares which are presently exercisable. The shares underlying these options are included in the table and are considered to be outstanding for purposes of computing the percentage interest held by Ms. Thomas.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PayStar Corporation

Date: September 20, 2002           /s/ William D. Yotty
                                   William D. Yotty, Chief Executive
                                   Officer

Date: September 20, 2002           /s/ Harry T. Martin
                                   Harry T. Martin, Chief Financial Officer
                                   and Principal Accounting Officer



                                    2